UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 4, 2015

GLOBAL TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-202164

Delaware	47-1685128
(State of Incorporation)	(I.R.S. Employer Identification No.)

Maale Amos 40, Maale Amos, Israel	90966
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: + 972-548-467-225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 13, 2015, Global Technologies Corp., a Delaware corporation (the "Registrant") filed a Form 8-K, disclosing under Item 8.01 that the Registrant determined to extend the offering period under its registration statement on Form S-1 (the "Registration Statement") declared effective by the Securities and Exchange Commission on April 16, 2015 ("Effective Date") of 180 days from the Effective Date, October 13, 2015, for an additional 90 days, expiring on January 11, 2016.

At a meeting of the Board of Directors duly called and duly held on November 2, 2015 (the "Meeting"), the Registrant's Board of Directors determined to terminate the offering of shares of its common stock (the "Shares") pursuant to the Registration Statement, effective November 2, 2015 (the "Offering Termination Date"). From the Effective date through the Offering Termination Date, the Registrant offered and sold a total of 1,000,000 Shares at the offering price of $0.04 per Share resulting in gross proceeds to the Registrant of $40,000.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES CORP.
By:	/s/: Yair Guttman
Name:	Yair Guttman
Title:	CEO and Chairman
Date:	November 6, 2015

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